LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned hereby makes, constitutes and appoints Susan H. Alexander, Samuel Ntonme and Wendell Taylor as the
undersigned?s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the
undersigned to: (1)	prepare, execute in the undersigned?s name and on the
undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission
(the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the ?Exchange Act?), or any rule or
regulation of the SEC; (2)	prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Biogen Inc., a Delaware corporation (the ?Company?), with the
SEC, any national securities exchanges and the Company, as considered necessary
or advisable under Section 16(a) of the Exchange Act; (3)	seek or obtain, as
the undersigned?s representative and on the undersigned?s behalf, information on transactions in the Company?s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(4)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned acknowledges
that: (A)	this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such
attorney-in-fact without independent verification of such information; (B)	any
documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his
or her discretion, deems necessary or desirable; (C)	neither the Company nor
such attorney-in-fact assumes (i) any liability for the undersigned?s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement
under Section 16(b) of the Exchange Act; and (D)	this Limited Power of Attorney
does not relieve the undersigned from responsibility for compliance with the undersigned?s obligations under the Exchange Act, including without limitation
the reporting requirements under Section 16 of the Exchange Act. 	The
undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of
this Limited Power of Attorney. 	This Limited Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing
delivered to such attorney-in-fact. 	IN WITNESS WHEREOF, the undersigned has
caused this Limited Power of Attorney to be executed as of this 12th day of
April 2023. 2023. /s/ Adam Keeney 						Signature Name: Adam Keeney